COLONIAL MUNICIPAL  MONEY MARKET FUND - CLASS A
                             YIELD CALCULATION
                           7-DAY PERIOD ENDED 6/30/96


         1)  7 day yield = (a/b)(365/7)

             a = change in value of account during
                 period, exclusive of capital changes.......... 0.0005318

             b = value of account at beginning of period.......      1.00

                           7 day yield.........................     2.773%

                           Tax-equivalent yield................      4.59%


                                                365/7
         2)  7 day effective yield = [1 + (a/b)]    b)]  -1

                           7 day effective yield...............     2.811%

                           Tax-equivalent effective yield......      4.65%



                  COLONIAL MUNICIPAL MONEY MARKET FUND - CLASS B
                             YIELD CALCULATION
                           7-DAY PERIOD ENDED 6/30/96


         1)  7 day yield = (a/b)(365/7)

             a = change in value of account during
                 period, exclusive of capital changes..........  0.0003392

             b = value of account at beginning of period.......       1.00

                           7 day yield.........................      1.769%

                           Tax equivalent yield                       2.93%

                                                365/7
         2)  7 day effective yield = [1 + (a/b)]   b)]   -1

                           7 day effective yield...............      1.784%

                           Tax equivalent yield                       2.95%